UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2010

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 12, Sohu.com Internet Plaza

No. 1 Unit Zhongguancun East Road, Haidian District

Beijing 100084

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 23, 2010, the registrant’s MMORPG subsidiary, Changyou.com Limited (“Changyou”), through Changyou’s wholly-owned subsidiary Beijing AmazGame Age Internet Technology Co., Ltd. (“AmazGame”), entered into an agreement with a Beijing-based developer to purchase an office building to be built in Beijing, which is to serve as Changyou’s headquarters, for an estimated purchase price of approximately US$146 million. Under the agreement, the developer is expected to start construction in the first half of 2011, subject to necessary permits’ being obtained, and is expected to complete construction and deliver the building to AmazGame by the end of 2012. The building is expected to have an office and ancillary area of approximately 56,200 square meters. Changyou will pay the purchase price in installments upon completion of various milestones. Changyou plans to pay the purchase price from its cash reserves. The agreement calls for Changyou and the developer to enter into a detailed purchase and sale agreement to determine rights and responsibilities for both parties after the developer has finished obtaining all governmental permits necessary to permit the development and sale of the building. A copy of a press release issued by the registrant regarding the foregoing is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Safe Harbor Statement

This report on 8-K contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them.

Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.

Potential risks and uncertainties include, but are not limited to, the current global financial and credit markets crisis and its potential impact on the Chinese economy, the slower growth the Chinese economy experienced during the latter half of 2008 and in 2009, which could return at some point in the future, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, and Sohu’s reliance on online advertising sales, online games and wireless services (most wireless revenues are collected from a few movile network operators) for its revenues. Further information regarding these and other risks is included in Sohu’s Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, and other filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit Number	Description

10.1	Press Release dated August 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: August 26, 2010	SOHU.COM INC.

	By:	/S/ CAROL YU
Carol Yu
Co-President and Chief Financial Officer

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